UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Allianz Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TheAltmanGroup

YOUR RESPONSE IS URGENT

April 7, 2009

The Altman Group

60 East 42nd Street

New York NY 10165

Re:	ALLIANZ GLOBAL INVESTORS MULTI-STYLE FUND

Dear Shareholder,

The Altman Group has been retained by Allianz Global Investors to contact you about a crucial proxy vote affecting the proposed reorganization of your Allianz Global Investors Multi-Style Fund. We have attempted to contact you, but have yet to be successful. It is imperative that we receive your proxy vote immediately on this matter in order to continue serving your long-term investment needs.

Please call 800.591.6309 (toll free) between the hours of 9:00 a.m. to 11:00 p.m., to learn more or to vote your shares. We do not require you to provide any personal information when calling, and this process will only take a few minutes of your time.

Your prompt response is greatly appreciated. Please take a few moments to assist us in this important matter affecting your mutual fund. Thank you in advance for your assistance.

Sincerely,

Frederick M. Bonnell

Managing Director

Shareholder Communications

“TAG ID”

60 East 42nd Street, New York NY 10165